Exhibit 31.3
Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
I, Robert S. Cubbin, Chief Executive Officer, certify that:
1.	I have reviewed this Form 10-K / A of Meadowbrook Insurance Group, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 20, 2008	/s/ Robert S. Cubbin
Robert S. Cubbin
Chief Executive Officer